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                                                                    EXHIBIT 12-1

CKE RESTAURANTS, INC. AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                        Fiscal Year Ended January 31,
                                                     ---------------------------------------------------------------------
(Dollars in thousands)                                   2004           2003          2002         2001           2000
                                                     ------------- ------------- ------------- ------------- -------------
                                                     (as restated) (as restated) (as restated) (as restated) (as restated)
EARNINGS BEFORE FIXED CHARGE:
      Income (loss) before income taxes,
        discontinued operations and cumulative
        effect of accounting change for goodwill
                                                       $ (48,013)    $  12,121     $ (85,308)    $(214,938)     $ (57,114)
      Fixed Charges                                       70,519        69,630        81,676       104,000         92,540
                                                       ---------     ---------     ---------     ---------      ---------
                                                       $  22,506     $  81,751     $  (3,632)    $(110,938)     $  35,426
                                                       =========     =========     =========     =========      =========



FIXED CHARGES:
      Interest expense                                 $  39,962     $  39,924     $  53,906     $  70,509      $  63,253
      Interest component of rent expensed (1)             30,557        29,706        27,770        33,491         29,287
                                                       ---------     ---------     ---------     ---------      ---------
                                                       $  70,519     $  69,639     $  81,676     $ 104,000      $  92,540
                                                       =========     =========     =========     =========      =========
Ratio of earnings to fixed charges (2)                        --           1.2            --            --             --
                                                       =========     =========     =========     =========      =========





(1)  Calculated as one-third of total rent expense.

(2) Earnings were insufficient to cover fixed charges for the years ended January 31, 2004, 2002, 2001 and 2000 by $48,013, $85,308, $214,938 and
     $57,114, respectively.